Exhibit 99.1
Lime Energy Realigns Management Structure to Support Continued Growth

John O’Rourke Named Chief Operating Officer
Elk Grove Village, Illinois, February 10, 2009 – Lime Energy announced today the promotion of John O’Rourke to Chief Operating Officer allowing Dan Parke, President of Lime Energy, to devote more time to sales and strategic business development. Mr. O’Rourke was previously President and Chief Executive Officer of Applied Energy Management (AEM), a subsidiary of Lime Energy which was acquired in June, 2008. Prior to joining AEM, Mr. O’Rourke was the President of Landmark Mechanical Services, a Company he purchased from Public Service Electric and Gas in 2003. Prior to working at Landmark, he was Vice President of Engineering and Operations at Duke Solutions, a Duke Energy subsidiary.
“Lime Energy has experienced explosive growth over the last two years,” stated Dan Parke, President of Lime Energy. “Today, we have over 350 employees in 14 offices across the United States providing a broad array of energy efficiency and renewable energy services to commercial and industrial businesses, property owners, property management companies, utilities as well as federal, state and local government agencies through our energy service company partners. In order to meet the expected growth in these markets, we must properly align our management strengths and organizational structure to efficiently deliver our services to our customers. John O’Rourke has over 20 years of management experience in the engineering, development and construction of large energy efficiency and renewable energy projects. There are very few people in our industry with the vision, knowledge and operational experience and expertise as John, so we are very fortunate to have him join our executive management team,” concluded Mr. Parke.
“I believe Lime Energy is uniquely positioned to capitalize on the enormous need and increasing demand for energy efficiency and renewable energy development,” stated John O’Rourke, COO of Lime Energy. “The acquisition of AEM by Lime and the integration of our businesses have resulted in the combination of a world class sales organization with a world class engineering and construction company. I look forward to working with the executive management team and all the hard-working dedicated employees of Lime Energy to build a truly world class energy efficiency service provider.”
“This expanded executive management team is a reflection of our continued growth and the maturation of the Company” stated David Asplund, CEO of Lime Energy. “With John O’Rourke assuming the position of COO, Dan Parke will be better able to focus more on overall corporate strategy, sales and business development opportunities, particularly with our large national accounts. We have accomplished an enormous amount over the last two years and feel we are better positioned with this realignment to maximize our strengths as a management team to deliver stronger future growth and shareholder value.”
About Lime Energy Co.

Lime Energy is a leading provider of energy efficiency and renewable energy solutions.   The Company performs energy efficiency engineering and consulting as well as the development and implementation of energy efficient lighting, HVAC, water, weatherization, and renewable energy solutions.  Lime Energy’s clients include commercial and industrial businesses, building owners, property management companies as well as federal, state and local government agencies through energy service company (ESCO) partners. The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in 2009 and beyond to differ materially from those expressed in, or implied by, these forward- looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.
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Contacts:

Media Relations	Investor Relations
Carol Tong	Glen Akselrod
Bite Communications	Bristol Capital Ltd.
(415) 365-0396	(905) 326-1888
carol.tong@bitepr.com	glen@bristolir.com